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Exhibit 3.28

State of Delaware

Office of the Secretary of State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ROCKSPRING DEVELOPMENT, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1988, AT 10 O'CLOCK A.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

        AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
2164615 8100		AUTHENTICATION:	1355415
010471397		DATE:	09-24-01

728357055

FILED
DEC 22 1998
[ILLEGIBLE]

RESTATED CERTIFICATE OF INCORPORATION

OF

ROCKSPRING DEVELOPMENT, INC.

PURSUANT TO SECTIONS 242 AND 245 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        Rockspring Development, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

        FIRST: The name of the Corporation is Rockspring Development, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of state is June 23, 1988.

        SECOND: This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation heretofore in effect by substituting for the provisions of such Certificate of Incorporation in their entirety the provisions of the Restated Certificate of Incorporation, the text of which is set forth below in paragraph 3 of this Certificate.

        THIRD: The text of the Restated Certificate of Incorporation heretofore in effect is amended to read as set forth below:

RESTATED CERTIFICATE OF INCORPORATION

OF

ROCKSPRING DEVELOPMENT, INC.

        1.     The name of the Corporation is Rockspring Development, Inc.

        2.     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purpose to be conducted or promoted is to engage in any part of the world in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000,00). Each of the 1,000 previously issued and outstanding shares of Common Stock, $l.00 par value, of the Corporation shall be converted into one share of Common Stock effective upon the effectiveness of this Restated Certificate of Incorporation in accordance with the General Corporation Law of Delaware and without further action by the holder thereof.

        5.     The Corporation is to have perpetual existence.

        6.     The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

        7.     The powers and authorities herein conferred upon the Board of Directors are in furtherance, and not in limitation, of those conferred by the laws of the state of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the

Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Third Restated Certificate of Incorporation, of the Third Restated By-laws of the Corporation and of any shareholders agreement relating to the Corporation to which the holders of all of the shares of Common Stock are parties.

        8.     The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        9.     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        FOURTH: This Restated Certificate of Incorporation was duly proposed and declared advisable by the Board of Directors of the Corporation by a unanimous written Consent dated November 28, 1988 and was duly adopted by the sole stockholder of the Corporation by a written Consent dated November 28, 1988, all in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Rockspring Development, Inc. has caused this Certificate to be signed by Edward Malonis, its President, and attested to by Antonio Tentori, its Secretary, this 28th day of November, 1988.

ROCKSPRING DEVELOPMENT, INC.
		By:	/s/ EDWARD MALONIS Edward Malonis President
ATTEST:
By:	/s/ ANTONIO TENTORI Antonio Tentori Secretary

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Exhibit 3.28